Exhibit 99.1

SMTC Corporation www.smtc.com investorrelations@smtc.com	NEWS RELEASE Nasdaq: SMTX Toronto Stock Exchange: SMX

FOR IMMEDIATE RELEASE

Tuesday, June 1, 2004

SMTC Announces Completion of its Recapitalization Transactions

TORONTO – June 1, 2004 — SMTC Corporation announced that it has closed its previously announced recapitalization transactions including:

•	A fully underwritten, committed private placement of 33,350,000 Special Warrants to qualified investors priced at Cdn$1.20;

•	A new, 3-year US$40 million revolving credit facility, subject to certain borrowing base conditions, with Congress Financial Corporation (Canada); and

•	A transaction with SMTC’s previous lenders under which the Company has satisfied its debt by:

a)	Repaying US$40 million of debt.

b)	Exchanging US$10 million of debt for US$10 million of SMTC common stock and warrants valued on the same terms as the private placement.

c)	Converting US$27.5 million, into second lien subordinated debt with maturity ranging from 4 to 5 years.

The completion of the recapitalization transactions resulted in approximately Cdn$37.5 million (approximately US$27.5 million) being released from escrow which, coupled with the exchange of US$10 million of debt for SMTC common stock and warrants, reduced the Company’s overall indebtedness by approximately US$37.5 million to approximately US$40 million.

The Company also announced that it has received a receipt for its final Prospectus filed in Canada qualifying the exchangeable shares and warrants underlying the Special Warrants issued as part of the Private Placement and that such exchangeable shares and warrants will commence trading on the Toronto Stock Exchange under the symbols “SMX.S” and “SMX.WT.S” respectively on or about June 4, 2004. The warrants are exercisable into exchangeable shares at $1.85 and expire on March 4, 2009. These securities are in addition to the Company’s currently listed exchangeable shares traded on the Toronto Stock Exchange under the symbol “SMX”. The Company has filed a registration statement with the US Securities and Exchange Commission to register the shares of common stock of SMTC issuable upon the exchange of exchangeable shares issuable upon the exercise of the Special Warrants, which has not yet been declared effective. Following the anticipated registration of the underlying common stock, the exchangeable shares and warrants underlying the Special Warrants will cease to have the “.S” designation.

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About the Company: SMTC Corporation is a global provider of advanced electronic manufacturing services to the technology industry. The Company’s electronics manufacturing, technology and design centers are located in Appleton, Wisconsin, Boston, Massachusetts, San Jose, California, Toronto, Canada, and Chihuahua, Mexico. SMTC offers technology companies and electronics OEMs a full range of value-added services including product design, procurement, prototyping, printed circuit assembly, advanced cable and harness interconnect, high precision enclosures, system integration and test, comprehensive supply chain management, packaging, global distribution and after-sales support. SMTC supports the needs of a growing, diversified OEM customer base primarily within the industrial networking, communications and computing markets. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on The Toronto Stock Exchange under the symbol SMX. Visit SMTC’s web site, www.smtc.com, for more information about the Company.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Linda Millage

Interim Chief Financial Officer

(905) 479-1810

lindam@smtc.com